UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2004

Canada Southern Petroleum Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Nova Scotia, Canada

(State or Other Jurisdiction of Incorporation)

001-03793                                                                       98-0085412

(Commission File Number)                             (IRS Employer Identification No.)

#250,706 – 7th Avenue, S.W., Calgary, Alberta, Canada                     T2P 0Z1

(Address of Principal Executive Offices)                                          (Zip Code)

(403) 269-7741

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This is page 1 of 8.

      Exhibit index is on page 4.

FORM 8-K

CANADA SOUTHERN PETROLEUM LTD.

Canada Southern Petroleum Ltd., a Nova Scotia corporation (the “Company”), is filing this current report on Form 8-K to report the following events: (1) the resignation of D. Michael G. Stewart as a director of the Company under Item 5.02 of Form 8-K, and (2) the Company’s announcement of recent developments related to the drilling of the proposed development well in the Kotaneelee field under Item 8.01 of Form 8-K.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 20, 2004, the Company issued a press release announcing that D. Michael G. Stewart, a Company director since June 2003, for personal reasons has submitted to the Company his resignation as a director of the Company, effective as of August 23, 2004.   Mr. Stewart did not resign due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of Mr. Stewart’s resignation letter dated August 18, 2004 is attached hereto as Exhibit 17.1 and is incorporated herein by reference.  A copy of the Company's press release dated August 20, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01

Other Events.

On August 23, 2004, the Company issued a press release announcing developments related to the proposed development well at the Kotaneelee field.  A copy of the Company's press release dated August 23, 2004 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

Exhibit No.

Exhibit

17.1

Letter dated August 18, 2004 from D. Michael G. Stewart to the Company.

99.1

Company Press Release, dated August 20, 2004.

99.2

Company Press Release, dated August 23, 2004.

FORM 8-K

CANADA SOUTHERN PETROLEUM LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANADA SOUTHERN PETROLEUM LTD.

                                (Registrant)

By: /s/ John W.A. McDonald

John W.A. McDonald

President and Chief Executive Officer

Date: August 24, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

17.1	Letter dated August 18, 2004 from D. Michael G. Stewart to the Company.	5
99.1	Company Press Release, dated as of August 20, 2004.	6
99.2	Company Press Release, dated as of August 23, 2004.	8